EXHIBIT 99.3

DRILLING COMMENCED ON ANDRESMIN’S WINICOCHA COPPER,
GOLD, MOLYBDENUM
PORPHYRY PROJECT

LIMA, PERU – May 20, 2005, – Andresmin Gold Corporation (“Andresmin” or the “Company”) (OTC-BB: “ADGD”) is pleased to announce that it has commenced drilling on the Winicocha project in Chumbivilcas, Cusco, Peru.

As previously announced, the 10-hole 3,000 metre diamond drilling program on the Winicocha Copper, Gold, Molybdenum Porphyry Project is the first drill test of the Winicocha Property.  The drilling program will focus on several copper-gold-molybdenum anomalies identified during the 2004 geochemical sampling programs, and strong chargeability anomalies identified during the 2004 IP/Res. geophysics program.

The initial 10-hole program will take 10-12 weeks to complete, with results announced after receiving the details from ALS-Peru and ALS-Chemex in Vancouver, B.C., Canada.

About Andresmin Gold Corporation

Andresmin is committed to building shareholder value through the acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which annually produces 42% of the world’s copper (over $18 billion each year). The Company has an impressive property portfolio with ten projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha copper-gold project in southern Peru is Andresmin’s flagship project. Andresmin trades under the symbol ADGD on the NASD over-the-counter bulletin board.

For further information please contact:

Eugene Toffolo
Toll (888) 689-1620
investor@andresmin.com
www.andresmin.com

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, ANDRESMIN’S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS, AND CERTAIN OTHER MATTERS.  THESE STATEMENTS ARE MADE UNDER THE “SAFE HARBOR” PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1955 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.